Exhibit 99.1

Press Release
www.shire.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

Updated Rule 2.10 Announcement

Dublin, Ireland – June 26, 2014 – In accordance with Rule 2.10 of the Code, Shire (LSE: SHP, NASDAQ: SHPG) confirms that as at close of business on 25 June 2014, it had in issue 589,262,359 ordinary shares of 5 pence each (excluding ordinary shares held in treasury), with ISIN Number JE00B2QKY057, which carry voting rights of one vote per share.

Shire has an American Depositary Share (“ADS”) programme for which Citibank, N.A. acts as Depositary.  One ADS represents three ordinary shares of 5 pence each, with ISIN Number US82481R1068.  The ADSs trade on the NASDAQ Global Select Market.

For further information please contact:

Media
Stephanie Fagan	sfagan@shire.com	+1 201 572 9581

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX